[Letterhead of Estudio Grau]





Lima, June 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         We have acted as legal counsel to the Ministry of Economy and Finance of the Republic of Peru (the "Republic") in connection with the Republic's offering pursuant to a registration statement on Schedule B (No. 333-110394) of U.S. $500,000,000 aggregate principal amount of 8.375% U.S. dollar-denominated Global Bonds due 2016 (the "Bonds"). The Bonds are issued under a Fiscal Agency Agreement, dated as of February 6, 2003, as amended by Amendment No. 1 thereto, dated as of November 21, 2003, (the "Fiscal Agency Agreement") between the Republic and JP Morgan Chase Bank, as Fiscal Agent, Principal Paying Agent and Registrar. Such registration statement, as amended when it became effective, including the information deemed to be a part thereof pursuant to Rule 430A under the Securities Act of 1933, as amended, is herein called the "Registration Statement," and the prospectus included in the Registration Statement, as supplemented by the prospectus supplement, dated April 26, 2004, is herein called the "Prospectus."

         In arriving at the opinion expressed below, we have reviewed the following:

         i)  the Registration Statement, as amended as of the date hereof;

        ii)  the Prospectus;

       iii)  a copy of the executed Fiscal Agency Agreement;

        iv)  a copy of the executed Global Bond;

         v) all relevant provisions of the Political Constitution of the Republic of Peru of 1993, in particular Article 75 (a copy and translation of which have been filed as part of Exhibit F to the Registration Statement);

        vi) the following additional acts of the Republic under which the issuance of the Bonds has been authorized (translations of which are attached as exhibits hereto):


             1. Annual Indebtedness Law of the Public Sector for the Fiscal Year 2004, Law No. 28130;

             2. Supreme Decree No. 055-2004-EF of the President of the Republic, dated April 21, 2004;

             3. Ministerial Resolution No. 003-2004-EF/10 of the Ministry of Economy and Finance of the Republic, dated January 2, 2004;

             4. Ministerial Resolution No. 222-2004-EF/75 of the Ministry of Economy and Finance of the Republic, dated April 26, 2004;

             5. Ministerial Resolution No. 223-2004-EF/75 of the Ministry of Economy and Finance of the Republic, dated April 26, 2004; and

             6. Ministerial Resolution No. 224-2004-EF/75 of the Ministry of Economy and Finance of the Republic, dated April 26, 2004; and

       vii) all such other documents, instruments and rules as we have deemed to be necessary as a basis for the opinion hereinafter expressed.

         In this opinion letter we refer to the documents referred to in paragraphs (i), (ii), (iii) and (iv) above as the "Agreements."

         In considering the documents listed above, we have assumed (1) the genuineness of all signatures thereto, and the authenticity of all documents sent to us as originals and the conformity with authentic original documents of all documents submitted to us as copies; (2) the power and authority of all parties other than Peru to enter into, execute and deliver the Agreements; and
(3) that all of the parties to the Agreements other than Peru are duly organized and validly existing.

         It is our opinion that under and with respect to the present laws of the Republic, the Bonds have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of Peru in accordance with their terms.

         We hereby consent to the filing of this opinion as an exhibit to the Republic's Post-Effective Amendment No. 2 to the Registration Statement and to the use of the name of Estudio Grau, under the caption "Validity of the Bonds" in the Prospectus. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

         We are Attorneys-at-Law in Peru and we do not express or imply any opinion with respect to other laws of any country or jurisdiction other than Peru.

Very truly yours,

ESTUDIO GRAU

/s/ Juan Carlos Escudero
------------------------
Juan Carlos Escudero

                                                                   26684-6474/04




                                                 Lima, Friday, December 19, 2003



GOVERNMENT LEGISLATION
                           OFFICIAL GAZETTE EL PERUANO

                                  LAW No. 28130

         THE PRESIDENT OF THE REPUBLIC

         WHEREAS:

         The Congress of the Republic
         has passed the following Law:

         THE CONGRESS OF THE REPUBLIC;
         Has passed the following Law:

                         PUBLIC SECTOR INDEBTEDNESS LAW
                              FOR 2004 FISCAL YEAR

         Article 1: Purpose of the Law

         1.1. This Law shall determine the maximum amounts, conditions and requirements for foreign and domestic indebtedness operations, for periods exceeding one year, which the National Government may agree or guarantee for the public sector during 2004.
         1.2. This Law shall also regulate contributions, subscription of shares, transfers and other payments to international financial organisms to which Peru belongs.
         1.3. Foreign Indebtedness shall be any financing operation which is subject to reimbursement, including guarantees and allocations of credit lines, contracted for the execution of investment projects or purchase of goods and services and in support of the balance of payments, over terms exceeding one year, agreed with natural or artificial persons not domiciled in the country.
         1.4. Domestic Indebtedness shall be any financing operation which is subject to reimbursement, contracted for the execution of investment projects or purchase of goods and services and in support of the balance of payments, over terms exceeding one year, agreed with natural or artificial persons domiciled in the country.
         1.5. For the purposes of this Law, references made to Indebtedness will imply Foreign Indebtedness or Domestic Indebtedness, under the terms established in the foregoing paragraphs.


                                     TITLE I

                               GENERAL PROVISIONS


         Article 2: Foreign indebtedness operations agreement process

         2.1 The procedures for foreign indebtedness operations may only be initiated with the prior approval of the Council of Ministers when proposed by the Ministry for the Economy and Finance.
         2.2 Entities of public sector are prohibited from applying to credit organisms or entities for the granting of foreign indebtedness operations. The Ministry for the Economy and Finance is the only entity authorized to assess and propose foreign indebtedness operations, and carry out the negotiating referred to in the previous paragraph.

         Article 3: Approval and change to indebtedness operations

          3.1 The indebtedness operations included in this Law shall be approved by Supreme Decree with the favorable vote of the Council of Ministers and countersigned by the Minister for the Economy and Finance and the Minister of the corresponding sector.

          3.2 Changes in indebtedness operations authorized hereunder and under previous indebtedness laws shall be approved by Supreme decree with the favorable vote of the Council of Ministers, and countersigned by the Minister for the Economy and Finance and the Minister of the corresponding sector.

          3.3 Any changes concerning the utilization period, reallocation or recomposition of expenditures or change of entity or body responsible for the execution of the project, whose procedures are not contemplated in the corresponding loan contracts, shall be approved by Supreme Decree, countersigned by the Minister for the Economy and Finance and the Minister of the corresponding sector.

          3.4 Approvals or amendments of public investment projects financed with indebtedness shall require the statement of viability or verification thereof, as appropriate, pursuant to Law No. 27293 -National Public Investment System Law- and the supplementary provisions or regulations.

         Article 4: Approval of credit lines

         4.1 Any credit lines agreed to or guaranteed by the National Government during the 2004 fiscal year shall be approved by Supreme Decree with the favorable vote of the Council of Ministers and countersigned by the Minister for the Economy and Finance.
         4.2 The Ministry for the Economy and Finance shall assign resources from the credit lines in accordance with the requirements set forth in Article 7 hereof.
         4.3 The utilization of a credit line regulating, totally or partially, the purchase of goods and services from the country or countries granting such credit line, shall be subject to prior international public selection processes for finance suppliers, in order to verify the convenience of such utilization and obtain the most competitive conditions for the Peruvian State.

         Article 5: Financial conditions for indebtedness operations

         The Ministry for the Economy and Finance shall ensure that any Indebtedness obtained under this Law shall as a priority be concessional, within available financing alternatives.

         Article 6: State's Financial Agent and Loan Agreement Negotiations

         6.1 The Ministry for the Economy and Finance through the General Directorate for Public Credit shall act as the State's financial agent in any indebtedness operation agreed to or guaranteed by the National Government, although the financial agent may be changed through ministerial resolution from the Ministry for the Economy and Finance with the prior favorable opinion of the General Directorate for Public Credit.
         6.2 All loan agreement negotiations related to Indebtedness transactions will be carried out by the State's Financial Agent or official appointed through Ministerial Resolution issued by the Ministry for the Economy and Finance. Those who have had or had any contractual relationship, of any kind, with the financial entities with which loan agreements are negotiated may not participate in the indebtedness process. This impediment shall apply for a year after the completion of the contractual relationship.

         Article 7: Requirement for approval of indebtedness operations agreed to or guaranteed by the National Government

         Indebtedness operations agreed to or guaranteed by the National Government must be previously approved with the following requirements:

         a) An application by the Head of the Sector to which the entity or body responsible for the implementation of the project belongs together with the favorable technical and economic report. With respect to Indebtedness operations of regional governments or local governments, in the first case, there must be an application by the President of the Regional Government accompanied by the minutes recording approval by the Regional Council and, in the second case, the application by the Mayor, accompanied by the minutes recording the approval of the Municipal Council. In each case, the application must also be accompanied by the favorable opinion of the officer in charge of the sector involved in the project, where required, and a favorable technical and economic report which must include an analysis of the payment capacity of the corresponding entity to pay the debt service of the indebtedness operation involved.
         b) Statement of viability under the Law No. 27293, National Public Investment System Law, regulatory and supplementary rules, for those indebtedness operations financing public investment projects. With respect to indebtedness operations not for financing public investments, the above paragraph does not apply.
         c)   Draft Loan Agreement.

         The head of the sector to which belongs the entity or organization responsible for the implementation of the project shall be in charge of ensuring compliance with requirements set forth in subsections a) and b) of this article.



         Article 8: Additional requirements for indebtedness operations other than for financing of public investment projects and support to the balance of payments

         Any indebtedness operations requiring the backing or guarantee of the National Government, whose purpose is not either the financing of public investment projects nor support of the balance of payments should receive prior approval, in addition to the provisions set forth in subsections a) and c) of article 7 hereof, with the following requirements:

         1. Technical study showing, in a quantitative manner, that social benefits deriving from the utilization of resources from the indebtedness operation, exceeds the total cost of intervention associated with such operation.
         2. Favorable technical report by the General Directorate for Public Credit of the Ministry for the Economy and Finance, supporting the favorable financial conditions of the indebtedness operation.
         3. Favorable technical report by the General Directorate for Public Sector Mutiannual Programming of the Ministry for the Economy and Finance, approving the technical study referred to in subsection 1 of this article.

         Article 9: Requirements for calling public tenders with financing

         9.1 Entities which must call public tenders for the implementation of a project involving indebtedness must previously a ministerial resolution from the Ministry for the Economy and Finance approving the financial conditions to be considered in the said public bidding process.
         9.2 For the issuing of the ministerial resolution referred to in the previous paragraph, is required an application by the head of the sector to which the entity or body responsible for the implementation of the project belongs together with the statement of viability, when applicable, and the favorable technical and economic report.
         9.3 In bids by Regional Governments and Local Governments, in the first case, there must be an application by the President of the Regional Government accompanied by the minutes recording approval by the Regional Council and in the second case, the application by the Mayor accompanied by the minutes recording the approval of the Municipal Council. In each case, the application must also be accompanied by the statement of viability and the favorable technical and economic report by the officer in charge of the sector connected with the project when appropriate.

         Article 10: Reconciliation and disbursement information

         10.1 The entity or body responsible for the implementation of the project shall report any disbursements to the General Directorate for Public Credit within eight (8) business days following the date of receipt of disbursement notice from the corresponding financial organism.
         10.2 Entities or bodies administrating indebtedness operations shall be obliged to reconciliate each half-year with the General Directorate for Public Credit of the Ministry for the Economy and Finance, any disbursements received as of June 30, and December 31 of the 2004 fiscal year, proceeding from such operations.
         10.3 The above-mentioned reconciliations must be effected at the latest on July 31 of the 2004 fiscal year, and January 31 of the 2005 fiscal year, under the responsibility of the head of the entity or corresponding body.

         Article 11: Quarterly information regarding amounts owed

         All Public Sector entities having undertaken indebtedness operations, including those not having the National Government guarantee, must report to the General Directorate for Public Credit of the Ministry for the Economy and Finance, the balances owed at the close of each calendar quarter, within fifteen
(15) days subsequent thereto, under the responsibility of the head of the entity or corresponding body.

         Article 12: Payment of Debt Service

         For the payment of debt service regarding indebtedness operations:

         1. Corresponding to the National Government, shall be made by the General Directorate for Public Credit of the Ministry for the Economy and Finance, and for this purpose, the accounts being financed with resources other than ordinary resources must transfer to the Ministry for the Economy and Finance the financial resources to provide such service, pursuant to the terms of respective the loan agreements and/or the transfer of resources contracts, in due case.
         2. Entities which do not belong to the National Government and coordinate indebtedness operations with its guarantee, shall be obliged to pay directly the service of such operations, under the responsibility of their board or equivalent body, Regional Council or Municipal Council, as the case may be, pursuant to the terms of the loan agreements and regulations in force. Likewise, they must submit to the General Directorate for Public Credit of the Ministry for the Economy and Finance, any information regarding the payment made for that purpose within a period of eight (8) business days following the execution thereof.

         Article 13: Expenditure

         The highest authority of the sector, the entity and body charged with the implementation of the project are responsible for the resources from the loan being used solely and exclusively for the purposes established in the corresponding contracts and regulations.

         Article 14: Management commission

         The Ministry for the Economy and Finance is hereby authorized to charge an annual management commission equal to 0.1% on the total of the balance owed from indebtedness operations agreed to or guaranteed by the National Government, subject matter of a Resource Transfer Agreement or a Counterguaranty Agreement, where appropriate, unless the final destination of such resources be for the National, Regional or Local Government.

         Article 15: Public Debt Renegotiation

         15.1 Operations for renegotiating the public debt shall be approved by supreme decree, with the approving vote of the Council of Ministers, countersigned by the Minister for the Economy and Finance.
         15.2 The corresponding information must be submitted to the Congress of the Republic Budget and General Accounts Commission of the Republic within a period of forty-five (45) business days following the execution of each obligation.

         Article 16: Custody of Documentation

         Custody of the originals of indebtedness operations contracts agreed to or guaranteed by the National Government and the renegotiation of the public debt shall be the responsibility of the General Directorate for Public Credit of the Ministry for the Economy and Finance.

         Article 17: Risk coverage operations

          17.1 The General Directorate for Public Debt of the Ministry for the Economy and Finance is hereby authorized to enter into risk coverage operations, including those relating to the exchange rate and the interest rate for the National Government Debt. Risk coverage operations shall be approved by a Ministerial Resolution from the Ministry for the Economy and Finance.
          17.2 The corresponding information shall be sent to the Congress of the Republic Budget and General Accounts Commission of the Republic within forty-five (45) business days following the execution of each operation.

         Article 18: Contributions, etc., to multilateral credit organisms

         The Ministry for the Economy and Finance, through the General Directorate for Public Credit, makes contributions, subscription of shares, transfers and other payments to international financial organisms to which Peru belongs.

         Article 19:  Prior Report by the General Comptroller's Office

         The prior report of the General Comptroller's Office of the Republic cited in paragraph 1 of Article 22 of Law No. 27785, the Organic Law for the National Control System and General Accounts of the Republic, shall be issued within five (5) business days following the receipt of the file by such control body, under the responsibility of the officer in charge.

                                    TITLE II

                          MAXIMUM AUTHORIZED AMOUNTS OF
                              FOREIGN INDEBTEDNESS

         Article 20: Maximum Foreign Indebtedness Amount

         The National Government is hereby authorized to grant or guarantee foreign Indebtedness operations for up to an amount equivalent to US$2,282,000,000.00 (TWO THOUSAND TWO HUNDRED AND EIGHTY-TWO MILLION AMERICAN DOLLARS ONLY) for:

         a) Investments for the production and the support of production of goods and the rendering of services up to US$ 459,000,000.00
         b)   Social sectors up to US$ 118,000.000.00

         c)   National Defense and Internal Order up to US$ 30,000.000.00

         d)   Support to Balance of Payments up to US$ 1,675,000.000.00

              When the financial conditions are favorable to the Republic, the Ministry for the Economy and Finance may agree to debt operations for amounts in excess of the sum mentioned in subsection d) of this article. Indebtedness operations for amounts above the amount set forth herein may not exceed the indebtedness limit set forth in the Multi-annual Macroeconomic Framework corresponding to the 2005 fiscal year.
              Amounts authorized in subsections a) and b) may be subject to recomposition, same which must be approved by supreme decree, countersigned by the President of the Council of Ministers and the Ministry for the Economy and Finance.

                                    TITLE III

                          MAXIMUM AUTHORIZED AMOUNTS OF
                              DOMESTIC INDEBTEDNESS

         Article 21: Maximum Domestic Indebtedness Amount

         The National Government is hereby authorized to agree to or guarantee domestic indebtedness operations for up to an amount not exceeding S/.3,524,000,000.00 (THREE THOUSAND FIVE HUNDRED AND TWENTY-FOUR MILLION NEW
SOLS) which includes the issue of bonds for up to S/.3,424,000,000.00 (THREE THOUSAND FOUR HUNDRED AND TWENTY-FOUR MILLION NEW SOLS).


                            SUPPLEMENTARY PROVISIONS

                              TEMPORARY PROVISIONS

         One: The Ministry for the Economy and Finance, through the General Directorate for Public Credit, is hereby authorized to execute with private sector companies the rescheduling of debt agreements from the guarantee of the Republic or a state company, included in the agreements made by the Peruvian Government with foreign creditors and which have not been deposited pursuant to Supreme Decree No. 175-83-EFC, published on May 15, 1983, and Supreme Decree No.260-86-EF, published on August 8, 1986; the said Ministry is also authorized to retain the legal counselor required for that purpose.

         The said rescheduling agreements shall be approved by supreme decree countersigned by the Minister for the Economy and Finance.

         Two: The assumption of indebtedness by state companies subject to the promotion process of private investment, pursuant to Legislative Decree No. 674, their amendments and other regulating norms, are approved under the proposal of the Promotion Agency of Private Investment -PROINVERSION- previous the favorable report by the General Directorate for Public Credit and the Juridical Advice Office of the Ministry for the Economy and Finance, the National Financing Fund of State Business Activity - FONAFE, and the General Comptroller's Office of the Republic pursuant to Law No. 27785, by supreme decree countersigned by the Ministry for the Economy and Finance.

         Three: It is stated that the resolution by the Private Investment Promotion Commission (PROINVERSION) which orders the application of the consolidation as a means of extinguishing the tax debts of companies included or transferred in the privatization processes, adopted under the Ninth Final Provision of Legislative Decree No. 674 and modifying regulations extinguish the tax debt established in such agreement without the requirements and conditions set forth in Article 42 of the Tax Code being exacted.

         For the effects of the provisions set forth in the previous paragraph, extinguishment occurs on the date of the reconciliation of the tax debts effected by the Ministry for the Economy and Finance and the appropriate tax authorities, including interests, charges and fines relating thereto, generated between the date of the agreement and that of the reconciliation.

         The extinguishment of the tax debts determined after the purchase and sale contracts from the privatization processes referred to by Legislative Decree No. 674 and modifying regulations shall be stated, provided that in such contracts it has been agreed that the State will assume the results of contingencies for debts to the tax authorities, assessed or to be assessed, corresponding to tax obligations generated up to the closure date of the respective private investment promotion processes. For such effect, closure date shall be considered that indicated by the Private Investment Promotion Commission (PROINVERSION).

         The extinguishment of costs and expenses in which the tax authorities have incurred with respect to the compulsory collection procedures linked with the tax debts set forth in the resolutions adopted by the Private Investment Promotion Commission (PROINVERSION), pursuant to the Ninth Final Provision of Legislative Decree No. 674, including the resolutions referred to in the first paragraph herein, as well as the costs and expenses incurred in the compulsory collection procedures for the debt referred to in the previous paragraph, shall be stated.

         Four: The Ministry for the Economy and Finance is hereby empowered to apply the Ninth Final Provision of Legislative Decree 674 and modifying regulations, with respect to the debt of public corporations under liquidation, excluded from the process for the private investment promotion process which may have been assumed by the State. By resolution from the Ministry for the Economy and Finance the corresponding procedure shall be established, as well as the debt extinguishment date, among other matters.

         The extinguishment of the debt of public corporations under liquidation, excluded from the process for the private investment promotion process, referred to in the previous paragraph, including interests, charges and fines, as well as costs and expenses deriving from the compulsory collection procedures linked to the debt subject matter of the extinguishment, shall be stated.

         Five: Of application are the provisions set forth in Article 33 of Supreme Decree No. 070-92-PCM, published on July 17, 1992, which has been amended by Article 1 of Supreme Decree No. 033-93-PCM, published on May 15, 1993, in the sense that expenses attributable, directly or indirectly to the private investment promotion process, include obligations assumed by the State in order to rehabilitate privatized companies.

         Likewise, the provisions set forth in the previous paragraph shall apply in the case of concession processes effected within the framework of the Sole Ordered Text for Regulations ranking as Law and regulating the granting of concessions to the private sector of public infrastructure works and public services, approved by Supreme Decree No. 059-96-PCM, published on December 27, 1996.

         Six: During the effect period of this Law, the use of resources originating in the process regulated by Legislative Decree No. 674 and its amendments corresponding to the Public Treasury pursuant to Law No. 27783, Law of Decentralization Bases shall be extended, so that they may also be used by the Ministry of the Economy and Finance for the payment of foreign public debt obligations.

         Seven: The Ministry for the Economy and Finance is hereby empowered to carry out operations for the conversion of foreign indebtedness into donations, in support of social sectors, environmental protection and relief of extreme poverty situations, as well as operations for the foreign indebtedness conversion into investment. Bilateral frames applicable to these operations, as well as those not susceptible to be considered within the referred frames, shall be approved by Supreme Decree, countersigned by the Minister for the Economy and Finance.

         The Ministry for the Economy ad Finance, within a term of forty-five
(45) business days following the signing of each operation, shall submit a report on those operations to the Congress of the Republic Budget and General Accounts Commission of the Republic.

         Eight: Indebtedness operations by decentralized bodies and State companies not bearing a guarantee from the National Government shall be authorized by supreme resolution, countersigned by the Minister for the Economy and Finance and the Minister of the corresponding sector, after the express agreement of their respective board of directors or equivalent bodies.

         Indebtedness operations referred to in the previous paragraph whose object is to finance the implementation of public investment projects, shall require the statement of viability referred to in Article 7 hereof, as a prior requisite for indebtedness authorization.

         Once indebtedness operations are agreed, they must be reported to the General Directorate for Public Debt of the Ministry for the Economy and Finance within fifteen (15) business days after they are consummated.

         Nine: Foreign indebtedness operations, including the issue of bonds and asset securitization carried out by the Regional Governments and Local Governments, may only be agreed with the backing or guarantee of the National Government, thus such operations are regulated by the provisions hereof, and also by the provisions of Law No. 27783 - Law of Decentralization Bases, Law No. 27867 - Organic Law for Regional Governments, and Law No. 27972 - Organic Law for Municipalities, as applicable.

         The National Government prior to the granting of a warranty or guarantee shall verify, among other matters, the following:

         a) The annual relationship between total debt stock and current income of Regional Governments and Local Governments does not exceed 100 percent.

         b) The relationship between annual debt service (amortization and interest) and current income from the Regional Governments and Local Governments be lower than 25.0 percent.

         c) The primary average result from the last three years of each of the Regional Governments and Local Governments is not negative.

         Domestic indebtedness operations from the Regional Governments and Local Governments shall be governed by the provisions set forth in the relevant specific regulations. Any operations which it is wished to perform with the backing or guarantee by the National Government are also regulated by the provisions set forth herein.

         Any contracts entered into by Regional Governments and Local Governments regarding domestic indebtedness operations shall expressly state that they are not backed by any warranty or guarantee from the National Government.

         Resources obtained by the Regional Governments and Local Governments through foreign indebtedness operations shall be used solely and exclusively to carry out public infrastructure projects.

         Ten: The National Government is hereby authorized to guarantee indebtedness operations to finance Regional Governments and Local Governments investments for public infrastructure projects, which as a whole, shall not exceed US$200,000,000.00 (TWO HUNDRED MILLION AMERICAN DOLLARS ONLY), out of the amount approved in subsections a) and b) of Article 20 hereof for which the requirements set forth in Article 7 hereof shall be complied with.

         Eleven: In order to facilitate the hiring of services related to the processes required for carry out risk hedge transactions, debt renegotiation and the issuing of domestic and foreign obligations, including the corresponding registration, as well as the hiring of services related to the private debt assumed by the Ministry for the Economy and Finance and any counterguaranties which the State may have received from individuals, the Ministry for the Economy and Finance is hereby exempted from the provisions set forth in the Single Ordered Text of the Government Purchasing and Contracting Law, approved by Supreme Decree 012-2001-PCM, published on February 13, 2001, and the Regulations thereof, approved by Supreme Decree 013-2001-PCM, published on February 13, 2001, and amended by Supreme Decree No. 079-2001-PCM, published on July 3, 2001, authorizing it to directly hire such services.


         Within twenty-five (25) business days following the date when such contracts were entered into, the Ministry for the Economy and Finance must submit the corresponding information to the Republic Budget and General Accounts Commission of Congress of the Republic, and the General Comptroller's Office of the Republic, under the responsibility of the Minister of the sector.


         Twelve: Foreign credit disbursement operations which pursuant to the respective agreements are to cover or reimburse expenses paid with ordinary resources prior to the first disbursement of the loan, shall be deposited in the Main Account of the Public Treasury within twenty-four (24) hours of receipt of notification from the financial organism with respect to its accreditation in the accounts of the corresponding entity or organism responsible for the implementation of the project, under the responsibility of the highest authority of such entity or organism and/or the General Director of Administration or the person acting is his place.

         Thirteen: The proposal for the thirteenth replacement of International Development Association - (Asociacion Internacional de Fomento - AIF) resources, by which the Republic of Peru will contribute in the amount of US$33,600.00 (THIRTY-THREE THOUSAND SIX HUNDRED AMERICAN DOLLARS ONLY) is hereby approved.

         Fourteen: The sixth replacement of International Fund for Agricultural Development - (Fondo Internacional de Desarrollo Agricola - FIDA) resources, is hereby approved, corresponding to the Republic of Peru a contribution in the amount of US$200,000.00 (TWO HUNDRED THOUSAND AMERICAN DOLLARS ONLY).

                                FINAL PROVISIONS

         One: The Ministry for the Economy and Finance through the General Directorate for Public Sector shall enact, where necessary, regulatory provisions for the application hereof.

         Second: State universities, with the support or guarantee of the National Government and charged to the source of financing resources directly received, may agree to and carry out debt operations for the execution of investment projects and the acquisition of investigation and teaching equipment. Such debt operations must be subject to the procedures and rules set forth in the Public Sector Annual Laws, the National Public Investment System Law, the limits set forth in the Fiscal Responsibility and Transparence Law and other applicable regulations.

         Three: This law shall enter into effect on January 1, 2004.

         Notify the President of the Republic for its promulgation.

         In Lima on the twenty-eighth day of the month of November, year two thousand and three.

         HENRY PEASE GARCIA
         President of the Congress of the Republic

         MARCIANO RENGIFO RUIZ
         First Vice President of the Congress of the Republic


         THE CONSTITUTIONAL PRESIDENT OF THE REPUBLIC

         NOW THEREFORE:

         I order its publication and execution.


         Given in the Government House in Lima on the eighteenth day of the month of December, year two thousand and three.

         ALEJANDRO TOLEDO
         Constitutional President of the Republic

         CARLOS FERRERO COSTA
         President of the Council of Ministers


22679

                                                                  26685-6475/04





                           EL PERUANO OFFICIAL GAZETTE
                                                                     Page 267284
Lima, Monday, April 26, 2004.

                               ECONOMY AND FINANCE

                         FOREIGN INDEBTEDNESS OPERATIONS
                        THROUGH SOVEREIGN BONDS APPROVED

                                 SUPREME DECREE
                                 No. 055-2004-EF

         THE PRESIDENT OF THE REPUBLIC

         WHEREAS:

         Pursuant to Article 20 of Law No. 28130, Public Sector Indebtedness Law for the Fiscal Year 2004, the National Government is authorized to agree with or guarantee foreign indebtedness operations for up to an amount equivalent to US$ 2,282,000,000.00 (TWO THOUSAND TWO HUNDRED AND EIGHTY-TWO MILLION AMERICAN DOLLARS ONLY), of which up to US$1,675,000,000.00 (ONE THOUSAND SIX HUNDRED AND SEVENTY-FIVE MILLION AMERICAN DOLLARS ONLY), may be used to support the Balance of Payments in accordance with the provisions set forth in subsection d) of the said Article 20;

         The final paragraph of the above-mentioned article establishes that when the financial conditions are favorable to the Republic, the Ministry for the Economy and Finance may agree to indebtedness operations for amounts in excess of the sum mentioned in subsection d) of the said Article 20, stating that indebtedness operations for amounts above the amount set forth therein may not exceed the indebtedness limit set forth in the Multi-annual Macroeconomic Framework corresponding to the 2005 fiscal year;

         Within the framework of the said authorization, the National Government shall effect international issues of sovereign bonds, in one or more placements, for up to the amounts set forth in the above-mentioned Law in support of the balance of payments, where they fall within the authorizations granted pursuant to Supreme Decree No. 035-2000-EF for this case;

         Such foreign indebtedness operations shall serve to finance the 2004 fiscal year, as well as to prefinance the 2005 fiscal year, respectively;

         This operation has met the requirements set forth in Article 7 of Law
N. 28130;

         With regard thereto there has been the favorable opinion of the General Directorate for Public Credit and the Juridical General Advice Office of the Ministry for the Economy and Finance;

         The General Comptroller's Office of the Republic has also informed in advance with regard to the said foreign indebtedness operation in application of letter l) of Article 22 of Law No. 27785, Organic Law for the National Control System and the General Comptroller's Office of the Republic;

         It is pertinent to approve the appointment of investment banks to advise and/or act as underwriters in the first placement of sovereign bonds carried out in accordance herewith;

         In accordance with the provisions of Legislative Decree No. 5 and Law No. 28130; and,

         The favorable vote of the Council of Ministers:

         IT IS HEREBY DECREED:

         Article 1: Authorization and characteristics

         The international issue of sovereign bonds, in one or more placements, for up to the amounts set forth in Law No. 28130 in support of the balance of payments, where they fall within the authorizations granted pursuant to Supreme Decree No. 035-2000-EF for this case, which shall be established through Ministerial Resolutions by the Ministry for the Economy and Finance, the characteristics of which shall be as follows:

         Issuer                             :  The Republic of Peru

         Amount of Issue or Issues          :  The amount of each issue shall
                                               be determined by Ministerial
                                               Resolutions from the Ministry for
                                               the Economy and Finance issued
                                               before, during or when the
                                               Bookbuilding process concludes.

         Transactions                       :  Issue of one or more global
                                               bond(s) expressed in US Dollars.

         Issue Mechanism                    :  Through a process called
                                               Bookbuilding, in which Peru shall
                                               establish the spread, coupon,
                                               term and price of the new
                                               sovereign bond.

         Currency                           :  US Dollars.

         Format                             : Global bonds registered with
                                              the (Securities & Exchange
                                              Commission - SEC) of the United
                                              States of America.

         Term / Expiry                      :  To be determined when the
                                               Bookbuilding process is
                                               initiated.

         Payment of Coupon                  :  Half-yearly with a base of 30/360
                                               days.

         List                               :  Luxembourg Stock Exchange.

         Negotiability                      :  Subject to restrictions of the
                                               jurisdiction in which they are
                                               negotiated.

         Main Payment                       :  On expiry

         Governing Law                      :  Laws of the New York State,
                                               United States of America.

         Article 2: Appointment of advisors and underwriters

         Under the framework of the Eleventh Supplementary and Temporary Provision of Law No. 28130, the appointment of Citigroup Global Markets Inc., as financial advisor and underwriter in the first placement of sovereign bonds issued pursuant hereto, as is Credit Suisse First Boston Corporation as co-manager for such placement, is hereby approved.

         Article 3: Approval and signing of documents

         The Supplementary Prospectus and any contracts deriving therefrom shall be approved by a Resolution issued by the Ministry for the Economy and Finance; the Director General for Public Credit of the Ministry for the Economy and Finance being authorized to sign, on behalf of the Republic of Peru, any documents necessary to implement the provisions set forth in this legal regulation or the Ministerial Resolution which may be relevant;

         Article 4: Debt Service

         The service for the amortization, interest and other expenditure occasioned by the foreign indebtedness operations authorized herein, shall be met by the Ministry for the Economy and Finance charged to the resources which with regard to intersectorial priorities and the aims of the Sector correspond thereto each annual budget for servicing of the public debt.

         Article 5: Countersigning

         This Supreme Decree shall be countersigned by the President of Council of Ministers and the Minister for the Economy and Finance and shall enter into effect on the day of the publication thereof.

         Given at the Government Palace in Lima on the twenty-first day of the month of April of the year two thousand and four.

         ALEJANDRO TOLEDO
         Constitutional President of the Republic

         CARLOS FERRERO
         President of the Council of Ministers

         PEDRO PABLO KUCZYNSKI
         Minister for the Economy and Finance

                                                                   26764-6481/04



                           EL PERUANO OFFICIAL GAZETTE

Lima, Tuesday, January 06, 2004



                        PUBLIC CREDIT GENERAL DIRECTORATE
                               OFFICERS APPOINTED

                             MINISTERIAL RESOLUTION
                               No. 003-2004-EF/10


         Lima, January 02, 2004

         WHEREAS:

         The post of Director for the IV Sector Program - General Director, Category F - 6 of the General Directorate for Public Credit of the Ministry for the Economy and Finance is vacant;

         Pursuant to Article 77 of the Administrative Career Regulations, approved by Supreme Decree No. 005-90-PCM and Law No. 27594;

         IT IS HEREBY RESOLVED:

         Single Article: Appoint Mr. Felix Ovidio Jimenez Jaimes, as Director of the IV Sector Program - General Director, Category F - 6 of the General Directorate for Public Credit of the Ministry for the Economy and Finance.

         File, notify and publish.

         JAIME QUIJANDRIA SALMON
         Minister for the Economy and Finance

         00084

                                                                   26687-6477/04



                           EL PERUANO OFFICIAL GAZETTE
                                                                     Page 267372
Lima, Tuesday, April 27, 2004.



               Text of prospectus supplementary to main prospectus
               approved by Ministerial Resolution No. 648-2003-EF,
                     corresponding to the first placement of
                       sovereign bonds to be carried under
                     Supreme Decree No. 055-2004-EF approved


                             MINISTERIAL RESOLUTION
                               No. 222-2004-EF/75


         Lima, April 26, 2004

         WHEREAS:

         Pursuant to Supreme Decree No. 055-2004-EF, the international issue was authorized for sovereign bonds by the Republic of Peru, for up to the amounts set forth in Law No. 28130 in support of the balance of payments, where they fall within the authorizations granted pursuant to Supreme Decree No. 035-2000-EF for this case, which shall be established through Ministerial Resolutions by the Ministry for the Economy and Finance;

         Under the said legal enactment the first placement of sovereign bonds has been programmed on the international market by the Republic of Peru;

         Article 3 of the said Supreme Decree ordered that international placements supplementary prospectus for sovereign bonds and any contracts deriving therefrom shall be approved by a Resolution issued by the Ministry for the Economy and Finance; the Director General for Public Credit of the Ministry for the Economy and Finance being authorized, on behalf of the Republic of Peru, to sign any documents required to implement the provisions set forth in the said legal regulation;

         For the implementation of the first placement of sovereign bonds to be carried out pursuant to Supreme Decree No. 055-2004-EF, it is necessary to approve the text of the prospectus supplementary to the main prospectus, approved by Ministerial Resolution Nos. 648-2003-EF/75;

         In accordance with Supreme Decree No. 055-2004-EF;

         IT IS HEREBY RESOLVED:

         Single Article: To approve the text of the prospectus supplementary to the main prospectus, approved by Ministerial Resolution Nos. 648-2003-EF/75, corresponding to the first placement of sovereign bonds on the international market to be carried out pursuant to Supreme Decree No. 055-2004-EF, referred to in the introduction hereof.

         File and notify.

         JAIME QUIJANDRIA SALMON
         Minister of Energy and Mines
         In charge of the Ministry for the Economy and Finance

         08077

                                                                   26686-6476/04



                           EL PERUANO OFFICIAL GAZETTE
                                                                     Page 267372
Lima, Tuesday, April 27, 2004.



                Text of Underwriting Agreement to be signed with
              Citigroup Global Markets Inc. for the implementation
            of the first placement of sovereign bonds referred to in
                     Supreme Decree No. 055-2004-EF approved


                             MINISTERIAL RESOLUTION
                               No. 223-2004-EF/75


         Lima, April 26, 2004

         WHEREAS:

         Pursuant to Supreme Decree No. 055-2004-EF, the international issue was authorized for sovereign bonds by the Republic of Peru, for up to the amounts set forth in Law No. 28130 in support of the balance of payments, where they fall within the authorizations granted pursuant to Supreme Decree No. 035-2000-EF for this case, which shall be established through Ministerial Resolutions by the Ministry for the Economy and Finance;

         Under the said legal enactment the first placement of sovereign bonds has been programmed on the international market by the Republic of Peru;

         For the implementation of the above first placement the Fiscal Agency Agreement, approved by Ministerial Resolutions Nos. 031-2003-EF/75 and 658-2003-EF/75, shall be used;

         Article 3 of the said Supreme Decree ordered that international placements supplementary prospectus for sovereign bonds and any contracts deriving therefrom shall be approved by a Resolution issued by the Ministry for the Economy and Finance; the Director General for Public Credit of the Ministry for the Economy and Finance being authorized, on behalf of the Republic of Peru, to sign any documents required to implement the provisions set forth in the said legal regulation;

         Accordingly, it is only necessary to approve the text of the Underwriting Agreement to be signed between the Republic of Peru and Citigroup Global Markets Inc., as financial advisor of the Republic and main underwriter for the first placement of sovereign bonds on the international market, under the authorization set forth in Supreme Decree No. 055-2004-EF;

         In accordance with Supreme Decree No. 055-2004-EF;

         IT IS HEREBY RESOLVED:

         Single Article: To approve the text of the Underwriting Agreement to be signed between the Republic of Peru and Citigroup Global Markets Inc., same which constitutes the document necessary to formalize and implement the first placement of sovereign bonds on the international market, to be carried out pursuant to Supreme Decree No. 055-2004-EF.

         File and notify.

         JAIME QUIJANDRIA SALMON
         Minister of Energy and Mines
         In charge of the Ministry for the Economy and Finance

         08078

                                                                   26774-6485/04




                           EL PERUANO OFFICIAL GAZETTE

Lima, Tuesday, April 27, 2004.



                        Amount of the first placement for
                         Sovereign bonds referred to in
                    Supreme Decree No. 055-2004-EF determined


                             MINISTERIAL RESOLUTION
                               No. 224-2004-EF/75


         Lima, April 26, 2004

         WHEREAS:

         Pursuant to Supreme Decree No. 055-2004-EF, the international issue was authorized for sovereign bonds by the Republic of Peru, for up to the amounts set forth in Law No. 28130 in support of the balance of payments, where they fall within the authorizations granted pursuant to Supreme Decree No. 035-2000-EF for this case, which shall be established through Ministerial Resolutions by the Ministry for the Economy and Finance;

         Under the said enactment the first placement for sovereign bonds has been programmed on the international market by the Republic of Peru;

         Article 1 of the said Supreme Decree orders, among other things, that the amount of each placement for the said sovereign bonds shall be determined by a Ministerial Resolution issued by the Ministry for the Economy and Finance;

         In accordance with Supreme Decree No. 055-2004-EF;

         IT IS HEREBY RESOLVED:

         Single Article: Determine that the amount of the first placement for sovereign bonds, to be carried out pursuant to Supreme Decree No. 055-2004-EF, shall be US$500,000,000.00 (FIVE HUNDRED MILLION AMERICAN DOLLARS ONLY).

         File and notify.

         JAIME QUIJANDRIA SALMON
         Minister of Energy and Mines
         In charge of the Ministry for the Economy and Finance

         08079